As filed with the Securities and Exchange Commission on April  17, 2015
Registration No. 333-150936
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
Registration Statement no. 333-150936
Under
The Securities Act of 1933

___________________________________________

Circle Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-4612924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 East 55th Street
New York,  New York  10022
(Address of Principal Executive Offices)

2007 Executive Equity Incentive Plan
2007 Long-Term Incentive Compensation Plan
(Full Title of the Plans)

___________________________________________

Paul C. Kanavos
President
Circle Entertainment Inc.
70 East 55th Street
New York,  New York 10022
(Name and Address of Agent for Service)

(212) 838-3100
(Telephone number, including area code, of agent for service)

___________________________________________

Copies to:
Mitchell J. Nelson, Esq. Executive Vice President and General Counsel Circle Entertainment Inc. 70 Est 55th Street New York, New York 10022 (212) 838-3100 (telephone) (212) 980-4455 (facsimile)	Andrew E. Balog, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, Florida 33131 (305) 579-0642 (telephone) (305) 579-0717 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Circle Entertainment Inc. (the “Company”) has terminated the offering of its securities pursuant to the registration statement on Form S-8 (Registration No. 333-150936) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of April, 2015.

CIRCLE ENTERTAINMENT INC.

By:	/s/ Paul C. Kanavos
Paul C. Kanavos
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Paul C. Kanavos	President and Director	April 17, 2015
Paul C. Kanavos	(Principal Executive Officer)

/s/Gary McHenry	Chief Financial Officer	April 17, 2015
Gary McHenry	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Perel	Director	April 17, 2015
Andrew Perel

/s/Robert F.X. Sillerman	Director	April 17, 2015
Robert F.X. Sillerman

/s/David M. Ledy	Director	April 17, 2015
David M. Ledy

/s/ Harvey Silverman	Director	April 17, 2015
Harvey Silverman

/s/Michael Meyer	Director	April 17, 2015
Michael Meyer